EXHIBIT - 10b.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We consent to the use of our report, dated February 13, 1998, on the annual financial statements and financial highlights of the Declaration Fund - The Michigan Heritage Fund, which is included in Part A and Part B in Post Effective Amendment No. 29 to Registration Statement under the Securities Act of 1933 and included in the Prospectus and Statement of Additional Information, as specified, and to the reference made to us under the capiton "Independent Auditors" in the Statement of Additional Information.


Abington Pennsylvalia                                      /s/Sanville & Company
March 2, 1998                                       Certified Public Accountants